- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                                  SCHEDULE 14A
                                   (RULE 14A)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                             (AMENDMENT NO.      )

Filed by the Registrant  /X/

Filed by a Party other than the Registrant  / /

Check the appropriate box:

/X/  Preliminary Proxy Statement                / /  CONFIDENTIAL, FOR USE OF THE COMMISSION
                                                ONLY (AS PERMITTED BY RULE 14A-6(E)(2))
/ /  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                          CASTECH ALUMINUM GROUP INC.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                XXXXXXXXXXXXXXXX
    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of filing fee (Check the appropriate box):
/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:

     (2) Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4) Proposed maximum aggregate value of transaction:

     (5) Total fee paid:

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     (2) Form, Schedule or Registration Statement No.:

     (3) Filing Party:

     (4) Date Filed:

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                          CASTECH ALUMINUM GROUP INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON JULY 18, 1996

TO OUR STOCKHOLDERS:

     The 1996 Annual Meeting of Stockholders of CasTech Aluminum Group Inc. (the "Company") will be held at Chase Corporate Headquarters, 11th Floor, Room D, 270 Park Avenue, New York, New York 10017, on July 18, 1996 at 9:00 a.m. EDT. Following a report on the Company's business operations, the stockholders will act on the following matters:

     1. Election of Directors for the ensuing year;

     2. Ratification of the appointment of Ernst & Young LLP as the Company's independent accountants for the ensuing year;

     3. Adoption of The 1996 Non-Employee Directors Stock Plan;

     4. Proposed amendment to the Company's Certificate of Incorporation to provide for a new class of capital stock; and

     5. Consideration of such other business as may properly come before the stockholders.

     All stockholders of record as of the close of business on May 24, 1996 are entitled to notice of and to vote at the Annual Meeting. Your proxy vote is important whether or not you expect to attend the Annual Meeting. To assure your representation at the meeting, please sign and date the enclosed proxy and return it promptly in the enclosed envelope.

                                            By Order of the Board of Directors

                                            TERRY D. SMITH
                                            Secretary

                             YOUR VOTE IS IMPORTANT

     IN ORDER TO ASSURE YOUR REPRESENTATION AT THE MEETING, YOU ARE REQUESTED TO COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE.

Long Beach, California
May 31, 1996

                          CASTECH ALUMINUM GROUP INC.
                            2630 El Presidio Street
                          Long Beach, California 90810

                                PROXY STATEMENT

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of CasTech Aluminum Group Inc. (the "Company"), a Delaware corporation, for use at the Annual Meeting of Stockholders of the Company (the "Annual Meeting") to be held at Chase Corporate Headquarters, 11th Floor, Room D, 270 Park Avenue, New York, New York 10017, on July 18, 1996 at 9:30 a.m. EDT. The approximate mailing date of this Proxy Statement and the enclosed proxy card is May 31, 1996.

     The principal solicitation of proxies is being made by mail. However, certain officers, directors and employees of the Company, none of whom will receive additional compensation therefor, may solicit proxies by telegram, telephone or other personal contact. In addition, the Company has retained Chemical Mellon Shareholder Services, L.L.C., New York, New York, to aid in the solicitation of proxies with respect to shares held by brokerage houses, custodians, fiduciaries and other nominees for a fee of approximately $10,000.00, plus expenses. The Company will bear the cost of the solicitation of the proxies, including postage, printing and handling, and will reimburse brokerage firms and other record holders of shares beneficially owned by others for their reasonable expenses incurred in forwarding solicitation material to beneficial owners of shares.

                                     VOTING

     The Board of Directors has fixed the close of business on May 24, 1996 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting. The Company has only one class of voting securities, its Common Stock par value $.01 per share (the "Common Stock"). On May 24, 1996, 12,942,443 shares of Common Stock were outstanding.

     At the Annual Meeting, each stockholder of record at the close of business on May 24, 1996 will be entitled to one vote on all matters that are presented for consideration and action by the stockholders. The presence at the meeting, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock is necessary to constitute a quorum for conducting business. The election inspectors appointed for the Annual Meeting will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum, but as unvoted for purposes of determining the approval of any matter submitted to the stockholders for a vote. If a broker indicates on a proxy that the broker does not have discretionary authority as to certain shares to vote on a particular matter, such shares will be counted for general quorum purposes, but will not be considered as present and entitled to vote with respect to that matter.

     Unless otherwise indicated on the proxy, shares represented by any proxy in the form of the enclosed proxy card will, if the proxy is properly executed and received by the Company before the Annual Meeting, be voted FOR each of the nine nominees for director of the Company shown on the proxy, FOR ratification of the appointment of Ernst & Young LLP as the Company's independent accounting firm for fiscal 1997, FOR the adoption of The 1996 Non-Employee Directors Stock Plan, and FOR the amendment of the Company's Certificate of Incorporation providing for a new class of capital stock. If other matters properly come before the Annual Meeting and may properly be acted upon, including voting on a substitute nominee for director in the event that one of the nominees named in this Proxy Statement becomes unwilling or unable to serve before the Annual Meeting, the proxy will be voted in accordance with the best judgment of the persons named in the proxy.

     Any stockholder has the power to revoke his proxy at any time before it is voted at the Annual Meeting by delivering a later signed and dated proxy or other written notice of revocation to Terry D. Smith, Secretary of the Company, at 2630 El Presidio Street, Long Beach, California 90810. A proxy may also be revoked if the person executing the proxy is present at the Annual Meeting and chooses to vote in person.

                        SECURITY OWNERSHIP OF MANAGEMENT

     The following table sets forth information concerning the shares of Common Stock beneficially owned as of May 24, 1996, by each current director and executive officer, and by all directors and executive officers of the Company as a group. Unless otherwise noted, each beneficial owner listed below has sole investment and voting power with respect to the Common Stock indicated.

                                                                        NUMBER OF SHARES
                                                                          BENEFICIALLY
                         NAME OF BENEFICIAL OWNER                          OWNED (1)
    ------------------------------------------------------------------  ----------------
    Charles J. Pilliod, Jr............................................       165,749
    Norman E. Wells, Jr...............................................       107,000
    Terry D. Smith....................................................        42,280
    Robert D. Lloyd...................................................        70,143
    Thomas P. Salice (2)..............................................       281,949
    Gerald L. Hadeen..................................................        40,781
    Stanley W. Platek.................................................        45,881
    Reginald H. Jones.................................................         5,684
    Robert S. Hatfield................................................         5,684
    Ronald D. Glosser.................................................         1,000
    Philip Caldwell (3)...............................................         6,242
    C. Fred Fetterolf.................................................         1,500
                                                                        ----------------
    All directors and executive officers as a group (12 persons)
      (4).............................................................       485,702

- ---------------

(1) Each of the named persons owns less than 1% of the outstanding shares of Common Stock except for Mr. Pilliod who owns approximately 1.3%. All directors and executive officers as a group own approximately 3.75% of the outstanding shares of Common Stock. The foregoing percentages and the share amounts shown in the table include with respect to Messrs. Pilliod, Wells, Smith, Lloyd, Platek, Hadeen and all directors and executive officers as a group (including those named) 163,125 shares, 104,400 shares, 40,781 shares, 70,143 shares, 40,781 shares, 40,781 and 460,011 shares, respectively, subject to options which are exercisable within sixty days of May 24, 1996.

(2) All such shares are held by AEA Investors Inc. Mr. Salice, a Managing Director of AEA, disclaims beneficial ownership of all such shares.

(3) All such shares are held by members of Mr. Caldwell's family. Mr. Caldwell disclaims beneficial ownership of such shares.

(4) Excludes 288,191 shares as to which beneficial ownership is disclaimed.

                             PRINCIPAL STOCKHOLDERS

     The following table sets forth as of May 24, 1996 (i) the name of each person known to the Company, based upon filings made by such persons with the Securities and Exchange Commission or information provided by such persons to the Company, to be the beneficial owner of more than five percent of the outstanding shares of Common Stock, (ii) the total number of shares of Common Stock beneficially owned by such person, and (iii) the percentage of the outstanding shares of Common Stock so owned.

                                                         AMOUNT AND NATURE OF
                                                         BENEFICIAL OWNERSHIP       PERCENT
                    NAME AND ADDRESS                            (1)(4)              OF CLASS
    -------------------------------------------------  ------------------------     --------
    Neumeier Investment Counsel
    26435 Carmel Rancho Boulevard
    Carmel, CA 93923.................................          1,172,525(2)            9.06%
    Pioneering Management Corporation
    60 State Street
    Boston, MA 02109.................................          1,295,300(3)            10.0%

- ---------------

(1) Except as otherwise noted, the number of shares beneficially owned is deemed to include shares of Common Stock in which the persons named have or share either investment or voting power.

(2) Based solely on a Schedule 13G dated February 6, 1996 filed with the Securities and Exchange Commission ("SEC") by Neumeier Investment Counsel ("Neumeier"). Neumeier, a registered investment advisor, states in its 13G that it has sole dispositive power over all of these shares and sole power to vote or direct the voting of 795,225 shares.

(3) Based solely on a Schedule 13G dated January 26, 1996 filed with the SEC by Pioneering Management Corporation ("PMC"). PMC, a registered investment advisor, states in its 13G that it has the sole power to vote or direct the voting of all these shares. PMC has the sole dispositive power over 720,300 shares and shared dispositive power over 575,000 shares.

(4) Each of the above beneficial owners stated in its Schedule 13G that its shares were acquired in the ordinary course of business and not for the purpose of changing or influencing the control of the Company. The Company has no knowledge whether the above beneficial owners have changed their beneficial ownership since the date of their Schedule 13Gs.

     To the best knowledge of the Company's management, there is no other beneficial owner of more than 5% of the Company's Common Stock.

                                  PROPOSAL ONE

                             ELECTION OF DIRECTORS

NOMINEES

     A board of nine directors is to be elected at the Annual Meeting. Directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors. Directors who are elected at the Annual Meeting will hold office until the 1997 Annual Meeting and until their successors are elected and qualified. Management's nominees, listed below with brief biographies, all currently serve on the Company's board. Unless otherwise instructed, the proxy holders will vote the proxies received by them for Management's nominees. In the event that any of these nominees is unable or declines to serve as a director at the time of the Annual Meeting, it is intended that the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. The Company is not aware of any nominee who will be unable or will decline to serve as a director.

     Nominees for Election at the 1996 Annual Meeting [age in parentheses]

      NAME OF NOMINEE         AGE                         BUSINESS EXPERIENCE
- ----------------------------  ----   -------------------------------------------------------------
Charles J. Pilliod, Jr.       (77)   Mr. Pilliod has been Chairman of the Board of Directors of the Company since April 1989 and was the Chief Executive
                                     Officer from April 1989 through March 1993. From 1985 to
                                     1989, Mr. Pilliod served as U.S. Ambassador to Mexico. Prior to that, he was Chairman of the Board of Directors and Chief
                                     Executive Officer of Goodyear Tire & Rubber Company. Mr.
                                     Pilliod serves as Chairman of the Board of Directors of
                                     Dal-Tile International Inc.
Norman E. Wells, Jr.          (47)   Mr. Wells has been President and Chief Executive Officer of the Company since March 1993 and a director since 1992. He has been an employee of the Company since 1989, holding
                                     various positions. From 1989 to 1991, Mr. Wells was Vice
                                     President of Production of Barmet, and since March 1991 has been President and Chief Executive Officer of Barmet. Prior to 1989, Mr Wells held various positions at Kaiser Aluminum
                                     Corporation.
Robert D. Lloyd               (62)   Mr. Lloyd has been a director of the Company since June 1992.
                                     He has been President of Alflex since June 1991. Prior to
                                     joining the Company in 1991, Mr. Lloyd was Vice President,
                                     Western Operations of Triangle PWC, Inc., a manufacturer of wire and cable, from March 1984 to May 1991.
Thomas P. Salice              (35)   Mr. Salice has been a director of the Company since February
                                     1991. Mr. Salice is a Managing Director of AEA Investors
                                     Inc., a privately-held investment firm, and has been
                                     associated with AEA since June 1989. Mr. Salice is also a
                                     director of Waters Corporation.

      NAME OF NOMINEE         AGE                         BUSINESS EXPERIENCE
- ----------------------------  ----   -------------------------------------------------------------
Reginald H. Jones             (78)   Mr. Jones has been a director of the Company since March
                                     1994. Mr. Jones retired as Chairman of the Board of Directors of General Electric Company in April 1981. At General
                                     Electric, he served as Chairman of the Board of Directors and
                                     Chief Executive Officer from December 1972 through April
                                     1981, President from June 1972 to December 1972 and a
                                     Director from August 1971 to April 1981. Mr. Jones is also a director of ASA Limited and Birmingham Steel Corporation.
Robert S. Hatfield            (80)   Mr. Hatfield has been a director of the Company since March
                                     1994. Mr. Hatfield was Chairman of the Board of Directors and
                                     Chief Executive Officer of The Continental Group, Inc.
                                     (Continental Can Company) from 1971 to 1981. Prior to that, he held various executive positions at The Continental Group from 1936 to 1991. Mr. Hatfield is currently Chairman of the
                                     Board of Directors and Chief Executive Officer of The
                                     National Executive Service Corps, a nonprofit firm that
                                     provides management assistance to social service,
                                     educational, health, cultural, religious and governmental
                                     organizations. He also served as Chairman of the Board of
                                     Governors of The Society of the New York Hospital from 1981 to 1988.
Ronald D. Glosser             (63)   Mr. Glosser has been a director of the Company since March
                                     1994. From February 1989 to December 1995, Mr. Glosser served as President and Chief Executive Officer of Hershey Trust
                                     Company, as well as Chairman of the Board of Directors and
                                     Chief Executive Officer of The M.S. Hershey Foundation. From
                                     1982 to 1989, he served as President of National City Bank in
                                     Akron, Ohio. Mr. Glosser is Co-Chairman of the International
                                     Council of Advisors, World Leadership Council.
Philip Caldwell               (76)   Mr. Caldwell has been a director of the Company since March
                                     1994. Since 1985, Mr. Caldwell has been Senior Managing
                                     Director of Lehman Brothers, Inc. and its predecessor,
                                     Shearson Lehman Brothers Holdings Inc. Mr. Caldwell spent 32 years at Ford Motor Company where he was Chairman of the
                                     Board of Directors and Chief Executive Officer from 1980 to
                                     1985 and a director from 1973 through 1990. Mr. Caldwell is a director of Lehman Brothers, Inc., The Mexico Fund, Zurich
                                     Reinsurance Centre Holdings, Inc. and Waters Corporation.
C. Fred Fetterolf             (67)   Mr. Fetterolf has been a director of the Company since March
                                     1995. Mr. Fetterolf was President and Chief Operating Officer
                                     of Aluminum Company of America (Alcoa) from 1985 to 1991, and served as President of Alcoa from 1983 to 1985. Mr. Fetterolf is a director of Allegheny Ludlum Corporation, Mellon
                                     National Bank, Union Carbide Corporation and Quaker State
                                     Corporation.

BOARD MEETINGS AND COMMITTEES

     The Board of Directors of the Company held a total of five meetings during the fiscal year ended March 31, 1996. The Board of Directors has two committees, the Audit Committee and the Compensation Committee, which met two and three times, respectively, during fiscal 1996. Each incumbent director serving during the last fiscal year attended at least 75% of the aggregate of all meetings of the Board of Directors and the committees of the Board upon which such director served.

     The Audit Committee of the Board of Directors consists of directors Jones (Chairman), Caldwell and Glosser. The Audit Committee recommends engagement of the Company's independent public accountants and is primarily responsible for approving the services performed by the Company's independent public accountants and for reviewing and evaluating the Company's accounting principles and its system of internal accounting controls.

     The Compensation Committee of the Board of Directors consists of directors Pilliod (Chairman), Hatfield, Salice and Fetterolf. The Compensation Committee reviews and approves the Company's executive compensation policy and grants stock options to employees of the Company, including officers, pursuant to the Company's stock option plan. The Committee's Report on executive compensation can be found beginning on page of this Proxy Statement.

DIRECTOR COMPENSATION

     Members of the Board of Directors who are not full-time employees of the Company presently receive an annual retainer fee of $15,000 (except for the Chairman of the Board who receives $25,000), plus $750 for each board and board committee meeting attended. All directors are reimbursed for their traveling costs and other out-of-pocket expenses incurred in attending board and board committee meetings. Directors who serve on either or both of the Audit Committee and Compensation Committee receive no additional compensation.

     As discussed more extensively on pages 13 and 14 of this Proxy Statement, the Board of Directors has approved, subject to stockholder approval at the Annual Meeting, a new compensation plan for the Company's non-employee directors in order to further align their interests with the long-term interests of the stockholders. Under this plan, instead of receiving an annual cash retainer fee of $15,000.00, non-employee directors would receive one thousand (1,000) shares of the Company's common stock each year plus a fee of $1,000.00 for each board and board committee meeting attended. The Board is recommending that the stockholders approve the adoption of the 1996 Non-Employee Directors Stock Plan.

               MANAGEMENT RECOMMENDS THAT STOCKHOLDERS VOTE "FOR"
                       THE DIRECTOR NOMINEES LISTED ABOVE

                             EXECUTIVE COMPENSATION

Summary Compensation Table.

     The following table provides information concerning compensation paid by the Company to the Chief Executive Officer of the Company and the other four most highly compensated executive officers of the Company whose total annual salary and bonus exceeded $100,000 (collectively with the Chief Executive Officer, the "Named Executives") for each of the last three fiscal years.

                           SUMMARY COMPENSATION TABLE

                                                                                       LONG TERM COMPENSATION
                                                                                     ---------------------------
                                              ANNUAL COMPENSATION                      SHARES
                               -------------------------------------------------     UNDERLYING      ALL OTHER
                                        SALARY       BONUS        OTHER ANNUAL        OPTIONS       COMPENSATION
 NAME & PRINCIPAL POSITION     YEAR        $           $        COMPENSATION (A)        (#)             ($)
- ---------------------------    ----     -------     -------     ----------------     ----------     ------------
Norman E. Wells, Jr.           1996     300,849      99,375               --                --         76,327(b)
  Chief Executive Officer      1995     255,816     150,000               --                --         50,514(b)
                               1994     259,700      75,000               --           174,000         21,186(b)
Robert D. Lloyd                1996     225,385      40,000               --                --         50,888(c)
  Executive Vice President     1995     206,668      90,000               --                --         19,000(c)
  &
  President-Alflex Division    1994     190,000      90,000               --           116,906         18,600(c)
Terry D. Smith                 1996     149,292      45,000               --                --         28,815(d)
  Chief Financial Officer      1995     143,076      75,000               --                --         23,217(d)
  and Secretary                1994     144,020      37,500               --            67,968          8,167(d)
Gerald L. Hadeen               1996     146,877      18,000               --                --         39,381(e)
  Senior Vice President,       1995     138,000      60,000               --                --          6,600(e)
  Alflex Division              1994     138,000      60,000               --            67,968          6,600(e)
Stanley W. Platek              1996     145,698      45,000               --                --         58,363(f)
  Vice President --            1995     137,161      75,000               --                --         46,558(f)
  Technology,
  Barmet Aluminum Corp.        1994     142,860      37,500               --            67,968         26,442(f)

- ---------------

(a) The dollar value of perquisites and other personal benefits was less than the lesser of $50,000 and 10% of the total annual salary and bonus for each named officer and therefore has been excluded.

(b) Includes Company contributions to a defined contribution retirement plan totalling $38,619, $30,389 and $10,005 and accrued wages under a deferred compensation agreement payable on retirement of $37,708, $20,125 and $11,181 for the years ended March 31, 1996, 1995 and 1994, respectively.

(c) Includes company contributions to a defined contribution retirement plan totalling $19,000 for each of the years ended March 31, 1996 and 1995 and $18,600 for the year ended March 31, 1994 and accrued wages under a deferred compensation agreement payable on retirement of $31,888 for the year ended March 31, 1996.

(d) Includes Company contributions to a defined contribution retirement plan totalling $19,440, $16,583 and $5,613 and accrued wages under a deferred compensation agreement payable on retirement of $9,375, $6,634 and $2,554 for the years ended March 31, 1996, 1995 and 1994, respectively.

(e) Includes Company contributions to defined contribution retirement plan totalling $6,600 for each of the years ended March 31, 1996, 1995 and 1994 and accrued wages under a deferred compensation agreement payable on retirement of $32,781 for the year ended March 31, 1996.

(f) Includes Company contributions to a defined contribution retirement plan totalling $19,045, $16,123 and $5,688 and accrued wages under a deferred compensation agreement payable on retirement of $39,318, $30,435 and $20,754 for the years ended March 31, 1996, 1995 and 1994, respectively.

Option Exercises and Values.

     No stock options were exercised by the Named Executives in the year ended March 31, 1996. The following table sets forth information with respect to the aggregate number of unexercised options to purchase Common Stock granted in all years to the Named Executives and held by them as of March 31, 1996, and the value of unexercised in-the-money options (i.e., options that had a positive spread between the exercise price and the fair market value of the Common Stock) as of March 31, 1996:

                         FISCAL YEAR-END OPTION VALUES

                             NUMBER OF SECURITIES              VALUE OF UNEXERCISED
                            UNDERLYING UNEXERCISED             IN-THE-MONEY OPTIONS
                         OPTIONS AT FISCAL YEAR-END(#)       AT FISCAL YEAR-END($)(1)
                         -----------------------------     -----------------------------
        NAME             EXERCISABLE     UNEXERCISABLE     EXERCISABLE     UNEXERCISABLE
- ---------------------    -----------     -------------     -----------     -------------
Norman E. Wells, Jr.       104,400           69,600         $ 420,210        $ 280,140
Robert D. Lloyd             70,143           46,763           282,326          188,221
Terry D. Smith              40,781           27,187           164,144          109,428
Gerald L. Hadeen            40,781           27,187           164,144          109,428
Stanley W. Platek           40,781           27,187           164,144          109,428

- ---------------

(1) Based on the New York Stock Exchange closing price of the Company's Common Stock on March 31, 1996 of $14.375.

Stock Options.

     No stock options were granted under the Company's Stock Option Plan to the Named Executives during the year ended March 31, 1996.

                      REPORT OF THE COMPENSATION COMMITTEE
                           OF THE BOARD OF DIRECTORS

OVERVIEW AND PHILOSOPHY

     The Compensation Committee of the Board of Directors is composed of four independent non-employee directors. The Committee is responsible for the evaluation and approval of compensation for the Company's executive officers. The Committee's objective is to establish a compensation program for the Company's executive officers that will attract and maintain quality management talent while remaining consistent with the Company's overall business strategy and compensation philosophy. The Committee's decisions relating to compensation of the Company's executive officers are reviewed by the full Board of Directors of the Company.

     The Committee's compensation policies have been designed to reflect the Company's commitment to a "pay-for-performance" philosophy. Towards that end, executive officers are rewarded for their contributions to the enhancement of shareholder value and the attainment of corporate goals through the award of stock options and cash bonus incentives. In general, base pay is targeted at or below a level that is competitive for similar executive positions in comparable companies. As such, the Company believes that its compensation policies place greater emphasis on annual and long-term performance incentives. The Committee uses outside, independent benefits and compensation specialists and related outside surveys to assist the Company in developing and assessing the reasonableness of the Company's compensation program for its executive officers. The companies included in these outside surveys do not necessarily include the same companies included in the peer group set forth in the Performance Graph in this Proxy Statement.

COMPENSATION POLICIES FOR EXECUTIVE OFFICERS

     Compensation paid to the Company's executive officers is composed primarily of base salary compensation, annual incentive compensation and long-term incentive compensation in the form of stock options. In addition, certain key executive officers have individual deferred compensation agreements which are funded through life insurance policies and which are payable upon retirement.

     Base Salary. The Company's base salary compensation for executive officers is established after examining both objective and subjective criteria. In determining base salary, the Committee considers the responsibility of the individual's position, the individual's overall job performance, and the base salaries of similar positions in comparable companies. Individual performance is measured against the achievement of annual business goals and long-term strategic goals. These factors are considered subjectively in the aggregate and neither of these factors is accorded a specific weight. In general, the Committee establishes base salary for executive officers that is at or below the average paid for comparable positions at other similarly sized companies as set forth in national compensation surveys.

     Bonus Plan. Each of the Company's executives participates in a Management Incentive Program which provides for the payment of annual cash bonuses. The Management Incentive Program's purpose is to align a substantial portion of executive compensation with the achievement of the Company's annual financial goals. Bonus payments are established by the Committee and in such amounts such that the attainment of various levels of performance will provide total annual cash compensation to the Company's executive officers that is at or somewhat above the average paid for comparable positions with other similarly-sized companies. Under this program, the Company establishes earnings-based performance targets for the Company as a whole and separately for each of the Company's two operating units. (These confidential performance targets are not disclosed in this Report in order to avoid compromising the Company's competitive position.) It is the

Committee's belief that earnings-based targets are the best measure of the Company's performance, although the Committee is vested with the discretion to change the standards used to measure performance as appropriate in order to create proper incentives for the Company's executives. The Committee establishes four tiers of performance targets for each applicable business unit. The amount of an executive's bonus is based upon which tier of the business unit's earnings targets is reached. The higher the earnings target that is achieved, the higher the amount of the bonus award. The minimum level at which an executive will earn any incentive payment, and the levels at which the bonus payments increase, are established by the Committee in the early part of the fiscal year.

     Stock Options. Stock options which, in the Committee's view, provide additional incentive to executives to work towards maximizing shareholder value, is one of the more important components of the Company's long-term, performance-based compensation philosophy. The Company grants stock options to its executives at or near the date of hire and, in some instances, through subsequent periodic grants. These options have exercise prices equal to the fair market value at the time of grant, and generally vest over a four-year period. Unless the Committee otherwise provides, options become exercisable as to 20% of the shares covered thereby on the date of grant and as to an additional 20% of such shares on each of the next four anniversaries of the date of grant. The initial option grant is designed to be competitive with those of comparable companies for similar executive positions and is designed to motivate the executive to make the kinds of decisions and implement strategies and programs that will contribute to an increase in the Company's stock price over time. In determining the persons to whom awards shall be granted and the number of shares covered by each award, the Committee takes into account the duties of the respective executive, the individual's present and potential contribution to the financial success of the Company and such other factors as the Committee deems relevant.

     Other. In addition to the foregoing, the Company has entered into deferred compensation agreements with certain key executive officers. These agreements provide for a fixed benefit payable monthly upon the death or retirement of the covered executive. The Company has obtained life insurance policies to fund the benefits payable under these deferred compensation agreements. Participating executives are not entitled to any payments if their employment is terminated for reasons other than death, retirement or termination without cause.

COMPENSATION OF CHIEF EXECUTIVE OFFICER

     The factors considered by the Committee in determining the compensation of Mr. Wells, the Company's Chief Executive Officer, in addition to survey data, include the Company's operating and financial performance, as well as the CEO's leadership and establishment and implementation of strategic direction for the Company. These factors are considered subjectively and none of these factors is accorded specific weight. In determining Mr. Wells' compensation for fiscal 1996, the Committee considered the Company's outstanding financial results for fiscal 1995, Mr. Wells' decisive management of operational issues, and the improved overall competitive position of the Company. As a result, effective in the second quarter of fiscal 1996, Mr. Wells' base salary was increased an additional $25,000.00 so that his annual base salary would be $290,000.00. The Committee believes that, even with this increase in base salary, Mr. Wells' base salary is below the average for chief executive officers in comparable companies. Mr. Wells' cash bonus for fiscal 1996 was paid in accordance with the Company's Management Incentive Program.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION.

     The following directors served on the Compensation Committee during fiscal 1996: Charles J. Pilliod, Jr. (Chairman), Robert S. Hatfield, Thomas P. Salice and C. Fred Fetterolf. Mr. Pilliod served as an officer of the Company during the past fiscal year.

                            ------------------------

                 THE FOREGOING REPORT ON EXECUTIVE COMPENSATION
                     IS PROVIDED BY THE FOLLOWING DIRECTORS
                   WHO CONSTITUTED THE COMPENSATION COMMITTEE
                               DURING FISCAL 1996

                       Charles J. Pilliod, Jr. (Chairman)
                               Robert S. Hatfield
                                Thomas P. Salice
                               C. Fred Fetterolf

                                  PROPOSAL TWO

           RATIFICATION OF THE APPOINTMENT OF INDEPENDENT ACCOUNTANTS

     Ernst & Young LLP has served as the independent accountants for the Company since 1986. The Company's Board of Directors has approved the retention of Ernst & Young LLP to audit the consolidated financial statements of the Company for the year ending March 31, 1997. It is anticipated that representatives of Ernst & Young LLP will be present at the Annual Meeting and will be given an opportunity to make a statement, if they desire to do so, and to respond to any appropriate inquiries of the stockholders.

     In recognition of the important role of the Company's independent accountants, the Board of Directors has determined that its appointment of Ernst & Young LLP as the independent accountants for the Company should be submitted to the stockholders for ratification. If the appointment is not ratified, the Board of Directors will take the vote of the stockholders into account in determining whether to appoint another firm as the company's independent accountants for the upcoming fiscal year. The Board of Directors also retains the power to appoint another independent accountant for the Company to replace an accountant ratified by the stockholders in the event the Board of Directors determines that the interests of the Company require such a change.

     MANAGEMENT RECOMMENDS THAT YOU VOTE FOR RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT ACCOUNTANTS.

                                 PROPOSAL THREE

               APPROVAL OF 1996 NON-EMPLOYEE DIRECTORS STOCK PLAN

     On May 22, 1996, the Board of Directors adopted the 1996 Non-Employee Directors Stock Plan (the "Directors Stock Plan"), to be effective on the day of, and only upon approval by the stockholders at, the Annual Meeting. If the Directors Stock Plan is not approved by the stockholders at the Annual Meeting it shall automatically become void. The purpose of the Directors Stock Plan is to enable the Company to attract, retain and motivate the best qualified directors and to enhance a long term mutuality of interest between the directors and stockholders of the Company by providing the Company's non-employee directors with stock ownership. The summary that follows is qualified in its entirety by reference to the complete text of the Directors Stock Plan which appears as Exhibit A to this Proxy Statement.

     Number of Shares. An aggregate of 100,000 shares of Common Stock is reserved for issuance under the Directors Stock Plan. Such number of shares may be appropriately adjusted in the event of certain changes in the Company's capitalization, such as stock dividends, stock splits, recapitalizations and the like. Shares issuable under the Directors Stock Plan may be authorized and unissued shares of Common Stock, Common Stock held in treasury, or any combination thereof.

     Share Awards. Participation in the Directors Stock Plan is limited to directors of the Company who are not employees of the Company or any of its subsidiaries. If the Directors Stock Plan is approved by stockholders, for each fiscal year beginning with the fiscal year commencing April 1, 1996, each non-employee director of the Company who is elected a director at the Annual Meeting of Stockholders for such year or at any time thereafter during such year and continues to be a director as of September 30 of that year shall receive an award of one thousand (1,000) shares of Common Stock, without payment, as compensation for such director's services as a member of the Board of Directors of the Company. Unless a participating director defers receipt of the shares awarded under this plan, the shares will be transferred annually on the last day of the third calendar quarter. In addition to other restrictions, the shares may not be sold, transferred, assigned, pledged, mortgaged, or otherwise disposed of for a period of six months and one day after their award.

     Plan Administration. The Directors Stock Plan will be administered by the Board of Directors through its Compensation Committee (the "Committee"). The Board of Directors or the Committee may amend the Directors Stock Plan in any respect, provided that no amendment may be made without stockholder approval that would (i) materially increase the maximum number of shares of Common Stock available for issuance under the Directors Stock Plan, (ii) materially increase the benefits accruing to participants under the Directors Stock Plan, or (iii) materially modify the requirements as to eligibility for participation in the Directors Stock Plan, and provided, further, that the Directors Stock Plan may not be amended more than once every six months except to comport with changes in the Internal Revenue Code of 1986, as amended, or rules thereunder. The Board of Directors has the authority to terminate the Directors Stock Plan at any time.

     Tax Effects. Unless subject to an irrevocable election to defer receipt of shares and except as provided in the following sentence, a director will recognize ordinary income six months following the date of the receipt of the shares (i.e., at the end of the period during which the director may not sell the shares) in an amount equal to the fair market value of the shares at that time. Within thirty (30) days after the date of receipt, the director may elect under Section 83(b) of the Internal Revenue Code of 1986, as amended, to recognize taxable ordinary income at the time of receipt in an amount equal to the fair market value of the shares at such time.

     A director's holding period for the shares for tax purposes will begin at the time taxable income is recognized, and the tax basis in the shares will be the amount of ordinary income so recognized. Any dividends received on the shares prior to the date the director recognizes income as described above will be taxable compensation income when received. The Company is entitled to a federal income tax deduction equal to the amounts of income recognized by a director.

                 MANAGEMENT RECOMMENDS A VOTE FOR THE ADOPTION
                          OF THE DIRECTORS STOCK PLAN.

                                 PROPOSAL FOUR

            AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION

     The Board of Directors has adopted, subject to stockholder approval, an amendment to the Company's Amended and Restated Articles of Incorporation (the "Amendment") and recommends that you vote for the proposal to approve the Amendment. If this proposal is approved by the stockholders, the Amendment will become effective at the time the Company files the appropriate Articles of Amendment with the office of the Delaware Secretary of State. It is anticipated that such action would occur on or about July 22, 1996.

     The substance and effect of the Amendment is described below and the complete text of the proposed Second Amended and Restated Articles of Incorporation (the "Restated Articles") is set forth in Exhibit B to this Proxy Statement. The following discussion is qualified in its entirety by reference to the text of the proposed Restated Articles.

     Creation of a New Class of Capital Stock. The Amendment authorizes the creation of a class of preferred stock not presently authorized under the Company's charter. The Board of Directors believes that the complexity of modern business financing and acquisition transactions requires greater flexibility in the Company's capital structure than now exists. In the event of stockholder approval of the Amendment, preferred stock could be issued in one or more series without any further action by the stockholders. The Amendment would give the Board of Directors the authority to determine the designation, rights, preferences, privileges and restrictions, including voting rights, conversion rights, right to receive dividends, right to assets upon any liquidation, and other relative benefits, restrictions and limitations of any series of preferred stock. The Board of Directors will also determine whether such preferred stock will be convertible into other securities of the Company, including Common Stock. Accordingly, the issuance of preferred stock, while promoting flexibility in connection with possible acquisitions and other corporate purposes, could adversely affect the voting rights of the holders of, or the market price of, Common Stock. The Company has no agreements or commitments at this time for the sale or other use of any shares of preferred stock, although these shares may be used by the Company as part of an overall anti-takeover strategy.

     The overall effect of the amendment may be to render more difficult or to discourage a merger, tender offer or proxy contest, the assumption of control of the Company by a holder of a large block of the Company stock, or the removal of incumbent Management, even if such actions may be beneficial to the Company's stockholders generally.

         MANAGEMENT RECOMMENDS THAT YOU APPROVE THE PROPOSED AMENDMENT
                 TO THE COMPANY'S CERTIFICATE OF INCORPORATION.

The following graph compares the percentage change in the cumulative total stockholder return on the Company's Common Stock with that of the Company's peer group (assuming reinvestment of dividends) and the New York Stock Exchange Industrial Index during the period October 31, 1994 (the end of the month in which the Company first went public) through March 31, 1996. The peer group is comprised of Quanex Corporation, ACX Technologies, Inc., IMCO Recycling, Inc., Alcoa, Reynolds Metals Co., Alcan Aluminum, Ltd, and Alumax, Inc.

                         STOCK PRICE PERFORMANCE GRAPH

      MEASUREMENT PERIOD                          NYSE INDUS-
    (FISCAL YEAR COVERED)           CASTECH          TRIAL        PEER GROUP
OCT. 94                                    100             100             100
DEC. 94                                     97              99              99
MAR. 95                                    102             107              95
JUN. 95                                    118             115             110
SEP. 95                                    108             122             118
DEC. 95                                     97             129             115
MAR. 96                                     99             137             129

                                 OTHER BUSINESS

     The Company knows of no other matters to be acted upon at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed Proxy to vote the shares they represent as the Board of Directors may recommend.

                             STOCKHOLDER PROPOSALS

     In order for proposals of stockholders to be considered for inclusion in the Company's proxy statement and proxy for the 1997 Annual Meeting of Stockholders, such proposals must be received at the Company's executive office no later than March 1, 1997.

                                            By Order of the Board of Directors

                                            TERRY D. SMITH
                                            Chief Financial Officer and
                                            Secretary

                     1996 NON-EMPLOYEE DIRECTORS STOCK PLAN
                         OF CASTECH ALUMINUM GROUP INC.

1. PURPOSE OF THE PLAN.

The purpose of the 1996 Non-Employee Directors Stock Plan (the "Plan") is to attract, retain and motivate the best qualified directors and to enhance a long-term mutuality of interest between the directors and stockholders of the Company by providing the participating directors with stock ownership under the Plan.

2. PARTICIPANTS.

Participants in the Plan shall consist of directors of the Company who are not employees of the Company or any of its subsidiaries. The term "subsidiary" as used in the Plan means a corporation more than 50% of the voting stock of which shall at the time be owned directly or indirectly by the Company.

3. SHARES RESERVED UNDER THE PLAN.

Subject to certain adjustments as set forth in Section 8 hereof, there shall be reserved for issuance under the Plan an aggregate of 100,000 shares of Common Stock of the Company ("Common Stock"). Shares of Common Stock to be issued under the Plan may be authorized and unissued shares of Common Stock, Common Stock held in treasury, or any combination thereof.

4. ADMINISTRATION OF THE PLAN.

The Plan shall be administered by the Compensation Committee of the Board of Directors or such other committee as may be appointed by the Board consisting of not less than three members of the Board of Directors (the "Committee"). The Committee shall have authority to interpret the Plan and to prescribe, amend and rescind the rules and regulations relating to the administration of the Plan. All such interpretations, rules and regulations shall be conclusive and binding on all persons. The Board or the Committee may appoint agents (who may be employees of the Company) to assist in the administration of the Plan, and may grant authority to such persons to execute agreements or other documents on its behalf. The Board or the Committee may employ such legal counsel, consultants and agents as it may deem desirable for the administration of the Plan. All expenses incurred in the administration of the Plan, including, without limitation, for the engagement of any counsel, consultant or agent, shall be paid by the Company.

5. EFFECTIVE DATE OF THE PLAN.

The Plan shall be submitted to the Company stockholders for approval at the Annual Meeting of Stockholders to be held on July 18, 1996, or any adjournment thereof, and, if approved by the stockholders, shall be deemed to have become effective on the date of such approval.

6. AWARD OF SHARES.

For each fiscal year beginning with the fiscal year commencing April 1, 1996, each non-employee director of the Company who is elected a director at the Annual Meeting of Stockholders for such year or at any time thereafter during such year and continues to be a director as of September 30 of such year shall receive an award of 1,000 shares of Common Stock effective as of such September
30. A participant shall not be required to make any payment for any shares of Common Stock issued under the Plan. Upon the issuance of shares of Common Stock under the Plan, the recipient shall have the entire beneficial ownership interest in, and all rights and privileges of the stockholder as to, such shares, including the right to vote such shares and the right to receive dividends. Participants may elect to defer receipt of the shares of Common Stock to which they are entitled under the Plan on the condition that the Company receive such notices and agreements as it may deem reasonably appropriate.

7. RESTRICTION ON TRANSFER OF SHARES.

Common Stock acquired under the Plan shall not be subject to sale, transfer, assignment, pledge, mortgage or other disposition by a director for a period of six months and one day after the date of award. The restriction imposed under this Section 7 shall be evidenced by a written agreement between the Company and each director.

8. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION.

In the event of changes in the outstanding Common Stock of the Company by reason of stock dividends, stock splits, recapitalizations, mergers, consolidations, combinations or exchanges of shares, separations, reorganizations or liquidations, the number and class of shares to be issued under the Plan shall be appropriately adjusted by the Committee.

9. GOVERNMENTAL AND OTHER REGULATIONS.

The Company's obligation to deliver shares of Common Stock under the Plan shall be subject to all applicable laws, rules and regulations and such approvals by any governmental agencies as may be required.

10. AMENDMENT AND TERMINATION OF THE PLAN.

The Plan may be amended by the Company's Board of Directors in any respect, provided that, without stockholder approval, no amendment shall (i) materially increase the maximum number of shares of Common Stock available for issuance under the Plan, (ii) materially increase the benefits accruing to participants under the Plan, or (iii) materially modify the requirements as to eligibility for participation in the Plan, and provided further, that the Plan may not be amended more than once every six months except to comport with changes in the Internal Revenue Code of 1986, as amended, or the regulations thereunder. The Plan may also be terminated at any time by the Board of Directors.

11. MISCELLANEOUS.

     (a) INVESTMENT REPRESENTATION AND REGISTRATION REQUIREMENTS.
     Notwithstanding any provision of the Plan to the contrary:

        (i) The Company may, at the time of the issuance of the shares of Common Stock, require a participant to deliver to the Company a written representation of present intent to hold or acquire shares of Common Stock solely for the account of the participant for investment purposes and not for distribution, and that any subsequent offer for sale or sale of any such shares of Common Stock shall be made either pursuant to (1) a registration statement on an appropriate form under the Securities Act of 1933, as amended ("Securities Act"), which registration statement shall have become effective and shall be current with respect to the shares of Common Stock being offered and sold, or (2) a specific exemption from the registration requirements of the Securities Act (e.g., Section 4(2) of the Securities Act or Rule 144 promulgated thereunder) and that in claiming such exemption the holder will, prior to any offer for sale or sale of such shares of Common Stock, obtain a favorable written opinion from counsel approved by the Company as to the availability of such exemption; and

        (ii) If at any time the Company determines, in its sole discretion that the listing, registration or qualification, (or any updating of any such document) of shares of Common Stock is necessary on any stock exchange or under any federal or state securities or blue sky law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, issuance of shares of Common Stock, such shares shall not be issued unless such listing, registration, qualification, consent or approval is effected or obtained free of any conditions not acceptable to the Company.

     (b) NO RIGHT TO CONTINUE AS DIRECTOR. Nothing contained in this Plan shall be deemed to confer upon any person any right to continue as a director of or to be associated in any other way with the Company.

     (c) GOVERNING LAW. To the extent that federal laws do not otherwise control, the Plan and all determinations made and actions taken pursuant hereto shall be governed by the law of the State of Delaware.

     (d) INUREMENT. This Plan shall be binding upon and shall inure to the benefit of the Company and each director hereto and their respective heirs, executors, administrators, successors and assigns.

     (e) TRANSFER OF RIGHTS. No interest or expectancy in the Plan shall be subject to transfer, pledge or assignment, other than by will or the laws of dissent and distribution in accordance with the terms of the Plan, and the Company shall not recognize any such assignment, pledge or transfer.

     (f) WITHHOLDING TAXES. The Company shall have the right to make such provisions as it deems necessary or appropriate to satisfy any obligations it may have to withhold federal, state or local income or other taxes incurred by reason of the issuance of shares of Common Stock under the Plan, including requiring a participant to reimburse the Company for any taxes required to be withheld or otherwise deducted and paid by the Company in respect of the issuance of shares of Common Stock. In lieu thereof, the Company shall have the right to withhold the amount of such taxes from any other sums due or to become due from the Company to the participating director upon such terms and conditions as the Board may prescribe.

     (g) NONEXCLUSIVITY. Neither the adoption of the Plan by the Board nor the submission of the Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting or issuance of stock options, shares and/or other incentives otherwise than under the Plan, and such arrangements may be either generally applicable or applicable only in specific instances.

     (h) NO RIGHT TO SPECIFIC ASSETS. Nothing contained in the Plan and no action taken pursuant to the Plan shall create or be construed to create a trust of any kind or any fiduciary relationship between the Company and any participant, the executor, administrator or other personal representative or designated beneficiary of such participant, or any other persons. To the extent that any participant or his executor, administrator, or other personal representative, as the case may be, acquires a right to receive any payment from the Company pursuant to the Plan, such right shall be no greater than the right of an unsecured general creditor of the Company.

     (i) SEVERABILITY OF PROVISIONS. If any provision of the Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not effect any other provisions hereof, and the Plan shall be construed and enforced as if such provision had not been included.

                          SECOND AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                          CASTECH ALUMINUM GROUP INC.

                (PURSUANT TO SECTIONS 242 AND 245 OF THE GENERAL
                   CORPORATION LAW OF THE STATE OF DELAWARE)

     Norman E. Wells, Jr. and Terry D. Smith certify that:

     1. They are President and Secretary, respectively, of CasTech Aluminum Group Inc., a corporation organized and existing under the laws of the State of Delaware; and

     2. The Amended and Restated Certificate of Incorporation of this corporation is amended and restated to read as follows:

          FIRST: The name of the corporation is CasTech Aluminum Group Inc. (the "Corporation").

          SECOND: The address of the Corporation's registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

          THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

          FOURTH: The total number of shares of stock which the Corporation shall have the authority to issue is Twenty-Five Million (25,000,000) shares of common stock, and the par value of each such share is One Cent ($.01) (the "Common Stock"), and Five Hundred Thousand (500,000) shares of preferred stock, and the par value of each such share of preferred stock is One Cent ($.01) (the "Preferred Stock"). Subject to the limitations prescribed by law and the provisions hereof, the Board of Directors of the Corporation is authorized to issue the Preferred Stock from time to time in one or more series, each of such series to have such voting powers, full or limited, or no voting powers, and such designations, preferences and relative participating, optional or other special rights, and such qualifications, limitations or restrictions thereof, as shall be determined by the Board of Directors in a resolution or resolutions providing for the issuance of such Preferred Stock. Subject to the powers, preferences and rights of any Preferred Stock, including any series thereof, having any preference or priority over, or rights superior to, the Common Stock and except as otherwise provided by law, the holders of the Common Stock shall have and possess all powers and voting and other rights pertaining to the stock of this Corporation and each share of Common Stock shall be entitled to one vote.

          FIFTH: Elections of directors need not be by ballot unless the By-Laws of the Corporation so provide.

          SIXTH: The Board of Directors of the Corporation may make By-Laws and from time to time may alter, amend or repeal By-Laws.

          SEVENTH: To the fullest extent permitted by the Delaware General Corporation Law as the same exists or may hereafter be amended, a Director of the Corporation shall not be liable to the Corporation or its stockholders for the monetary damages for breach of fiduciary duty as a Director.

     3. This Second Amended and Restated Certificate of Incorporation was proposed by the Board of Directors and duly adopted by the stockholders of the Corporation in the manner and by the vote prescribed by Sections 242 and 245 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, the undersigned have signed this instrument on this
day of             , 1996.

                                            Norman E. Wells, Jr., President

                                            Terry D. Smith, Secretary

________________________________________________________________________________



                         CASTECH ALUMINUM GROUP INC.

              ANNUAL MEETING OF STOCKHOLDERS AS OF MAY 24, 1996
                         TO BE HELD ON JULY 18, 1996


                               CUSIP 148380-108


        The undersigned hereby appoints Charles J. Pilliod, Jr. and Norman E. Wells, Jr., and each of them, as the undersigned's proxies, with full power of substitution to attend the Annual Meeting of Stockholders of CasTech Aluminum Group Inc., to be held at Chase Corporate Headquarters, 11th Floor, Room D, 270 Park Avenue, New York, New York on Thursday, July 18, 1996 at 9:00 A.M. Eastern Standard Time, and any adjournment or adjournments thereof, and to vote thereat the number of shares which the undersigned would be entitled to vote, with all the power the undersigned would possess if present in person, as indicated on the reverse side.


               (CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)


- --------------------------------------------------------------------------------
                             FOLD AND DETACH HERE

The Proxies will vote as specified below, or if a choice is not specified, they                           Please mark     / X /
will vote FOR the nominees listed in Item 1, FOR the proposal described in Item 2,                        your votes as
FOR the proposal described in Item 3, and FOR the proposal described in Item 4.                           indicated in
Receipt of the Notice of Annual Meeting of Stockholders and the related Proxy                             this example
Statement dated May 31, 1996 is hereby acknowledged.


1.  Election of Directors:  Charles J. Pilliod, Jr., Norman E. Wells, Jr.,                2.  Proposal to ratify the appointment
    Robert D. Lloyd, Thomas P. Salice, Reginald H. Jones, Robert S. Hatfield,                 of Ernst & Young LLP as the
    Ronald D. Glosser, Philip Caldwell, C. Fred Fetterolf.                                    independent public accountants of the
                                                                                              Company for the 1997 Fiscal Year.
                 FOR ALL              WITHHOLD
             NOMINEES LISTED          AUTHORITY                                                   FOR     AGAINST   ABSTAIN
             (except as marked     to vote for all                                               /   /     /   /     /   /
              to the contrary)        nominees

                                                                                            5.  On such other business as may
INSTRUCTION:  To withold authority to vote for any individual nominee,                          properly come before the meeting.
write that nominee's name on the line provided below.)

_______________________________________________________________________________

3. Proposal to adopt The 1996 Non-Employee    4.  Proposal to amend the Company's
   Directors Stock Plan.                          Certificate of Incorporation to provide
                                                  for a new class of capital stock.

    FOR     AGAINST   ABSTAIN                        FOR     AGAINST   ABSTAIN
   /   /     /   /     /   /                       /   /     /   /     /   /

I PLAN TO ATTEND THE MEETING   /   /

Dated:_____________________________________________________, 1996

_________________________________________________________________________
                      Signature of Stockholder

__________________________________________________________________________
                     Signature if Held Jointly

Please date and sign exactly as your name appears hereon, indicating, where proper, official position or representative capacity.


When signing as Attorney, Executor, Administrator, Trustee, etc., give full title as such.

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                                                       FOLD AND DETACH HERE
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